As filed with the Securities and Exchange Commission on August 20, 2013

Registration No. 333-189302

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTANGO OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1311	95-4079863
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

(713) 960-1901

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph J. Romano

Contango Oil & Gas Company

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

(713) 960-1901

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With Copies to:

Richard A. Shortz Richard B. Aldridge Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 (215) 963-5000 (215) 963-5001 (fax)	Allan D. Keel John A. Thomas Crimson Exploration Inc. 717 Texas Ave, Suite 2900 Houston, Texas 77002 (713) 236-7400 (713) 236-4424 (fax)	James M. Prince Stephen M. Gill Vinson & Elkins LLP 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222 (713) 758-2346 (fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transactions described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Contango is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware, which is referred to in this joint proxy statement/prospectus as “the Delaware General Corporation Law.” Under Section 145 of the Delaware General Corporation Law, each director and officer of Contango may be indemnified by Contango against all expenses and liabilities (including attorney’s fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of Contango if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Contango and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Contango, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Contango unless a court determines otherwise.

Contango’s bylaws and certificate of incorporation both provide for the indemnification of Contango’s directors and officers, to the fullest extent permitted by the Delaware General Corporation Law, for all liability and loss (including attorney’s fees) incurred in defending actions brought against them arising out of the performance of their duties; provided, however, that Contango shall be required to provide such indemnification in the case of a proceeding that was commenced by a director or officer only if such commencement was authorized by Contango’s board of directors. Contango’s certificate of incorporation also contains a provision that eliminates, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of each director of Contango to Contango and its stockholders for monetary damages for breaches of fiduciary duty as a director.

The foregoing is only a general summary of certain aspects of Delaware law and Contango’s certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the Delaware General Corporation Law and Contango’s certificate of incorporation and by-laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 22. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(9) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(11) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(12) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 20, 2013.

CONTANGO OIL & GAS COMPANY

By:	/s/ Joseph J. Romano
Name:	Joseph J. Romano
Title:	Chief Executive Officer

Signature	Title	Date

/s/ Joseph J. Romano Joseph J. Romano	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 20, 2013

* Sergio Castro	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	August 20, 2013

* Yaroslava Makalskaya	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 20, 2013

* B.A. Berilgen	Director	August 20, 2013

* Jay D. Brehmer	Director	August 20, 2013

* Brad Juneau	Director	August 20, 2013

* Charles M. Reimer	Director	August 20, 2013

* Steven L Schoonover	Director	August 20, 2013

*By:	/s/ Joseph J. Romano
Joseph J. Romano
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 29, 2013, by and among Contango Oil & Gas Company, Contango Acquisition, Inc. and Crimson Exploration Inc. (included as Annex A to the joint proxy/prospectus forming a part of this Registration Statement and incorporated herein by reference)

3.1	Certificate of Incorporation of Contango Oil & Gas Company (filed as an exhibit to Contango’s report on Form 8-K, dated December 1, 2000, as filed with the Securities and Exchange Commission on December 15, 2000)

3.2	Bylaws of Contango Oil & Gas Company (filed as an exhibit to Contango’s report on Form 8-K, dated December 1, 2000, as filed with the Securities and Exchange Commission on December 15, 2000)

3.3	Amendment to the Certificate of Incorporation of Contango Oil & Gas Company (filed as an exhibit to Contango’s report on Form 10-QSB for the quarter ended December 31, 2002, dated November 14, 2002, as filed with the Securities and Exchange Commission)

4.1	Facsimile of common stock certificate of Contango Oil & Gas Company (filed as an exhibit to Contango’s Form 10-SB Registration Statement, as filed with the Securities and Exchange Commission on October 16, 1998)

5.1	Opinion of Morgan, Lewis & Bockius LLP as to the validity of the Contango common shares being registered pursuant to this registration statement

8.1	Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters

8.2	Opinion of Vinson & Elkins LLP as to certain tax matters

10.1	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and OCM Crimson Holdings, LLC (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.2	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and OCM GW Holdings, LLC (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.3	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and Allan D. Keel (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.4	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and E. Joseph Grady (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.5	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and A. Carl Isaac (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.6	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and Jay S. Mengle (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.7	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and Thomas H. Atkins (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.8	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, Contango Acquisition, Inc. and John A. Thomas (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.9	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Crimson Exploration, Inc., and Joseph J. Romano (filed as an exhibit to Crimson’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on April 30, 2013)

10.10	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Crimson Exploration, Inc., and Sergio Castro (filed as an exhibit to Crimson’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on April 30, 2013)

10.11	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Crimson Exploration, Inc., and Yaroslava Makalskaya (filed as an exhibit to Crimson’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on April 30, 2013)

10.12	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Crimson Exploration, Inc., and Brad Juneau (filed as an exhibit to Crimson’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on April 30, 2013)

10.13	Support and Irrevocable Proxy Agreement, dated as of April 29, 2013, among Crimson Exploration, Inc., and Joseph J. Romano, Temporary Administrator of the Estate of Kenneth R. Peak (filed as an exhibit to Crimson’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on April 30, 2013)

10.14	Registration Rights Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company, OCM Crimson Holdings, LLC and OCM GW Holdings, LLC (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.15

Employment Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company and

Allan D. Keel (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.16

Employment Agreement, dated as of April 29, 2013, among Contango Oil & Gas Company and

E. Joseph Grady (filed as an exhibit to Contango’s report on Form 8-K, dated April 29, 2013, as filed with the Securities and Exchange Commission on May 1, 2013)

10.17**	Employment Agreement, dated as of June 10, 2013, among Contango Oil & Gas Company and Jeffrey A. Sikora

10.18**	Employment Agreement, dated as of June 7, 2013, among Contango Oil & Gas Company and A. Carl Isaac

10.19**	Employment Agreement, dated as of June 7, 2013, among Contango Oil & Gas Company and John A. Thomas

10.20**	Employment Agreement, dated as of June 7, 2013, among Contango Oil & Gas Company and Jay S. Mengle

10.21**	Employment Agreement, dated as of June 7, 2013, among Contango Oil & Gas Company and Thomas H. Atkins

23.1**	Consent of William M. Cobb & Associates, Inc.

23.2**	Consent of W.D. Von Gonten & Co.

23.3**	Consent of Grant Thornton LLP, independent registered public accounting firm for Contango

23.4**	Consent of Netherland, Sewell & Associates, Inc.

23.5**	Consent of Grant Thornton LLP, independent registered public accounting firm for Crimson

23.6	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1 above)

23.7	Consent of Vinson & Elkins LLP (included in Exhibit 8.2 above)

24.1**	Powers of Attorney (included on signature pages to this Registration Statement)

99.1	Form of Proxy Card of Contango Oil & Gas Company

99.2**	Form of Proxy Card of Crimson Exploration

99.3**	Consent of Petrie Partners Securities, LLC

99.4**	Consent of Barclays Capital, Inc.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Contango undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.
**	Previously filed